Exhibit 99.1

Investor Relations Contact: Pam Hendry, +1 310 788 1970

Media Contact: Paul Thibeau, +1 310 788 1999, pthibeau@ilfc.com

ILFC ANNOUNCES SUCCESSFUL COMPLETION AND EXPIRATION OF SOLICITATIONS OF CONSENT FROM HOLDERS OF ENHANCED CAPITAL ADVANTAGED PREFERRED SECURITIES

LOS ANGELES — July 25, 2013 — International Lease Finance Corporation (“ILFC”), a wholly owned subsidiary of American International Group, Inc. (NYSE: AIG), announced today that it has received the necessary consents from holders of its Enhanced Capital Advantaged Preferred Securities (CUSIP Nos. 44965T AA5 and U4504Y AA3) (“ECAPS I”) and Enhanced Capital Advantaged Preferred Securities (CUSIP Nos. 44965U AA2 and U4505N AA6) (“ECAPS II” and, together with ECAPS I, the “ECAPS”) to effect certain amendments (the “Amendments”) to both its 5.90% Junior Subordinated Debenture due 2065 (“Debenture I”) and its 6.25% Junior Subordinated Debenture due 2065 (“Debenture II” and, together with Debenture I, the “Debentures”). ILFC received consents from holders of a majority of the aggregate liquidation amount of each series of ECAPS prior to 5:00 P.M., New York City time, on July 25, 2013. As a result, each consent solicitation expired at 5:00 P.M., New York City time, on July 25, 2013 (the “Expiration Time”).

The Amendments will amend certain financial tests in each Debenture by (i) replacing the definition of “Tangible Equity Amount” used in calculating ILFC’s ratio of equity to total managed assets with a definition for “Total Equity Amount” that does not exclude ILFC’s intangible assets from ILFC’s total stockholders’ equity as reflected on its consolidated balance sheet, and (ii) amending the definition of “Average Four Quarters Fixed Charge Ratio” by replacing the definition of “Adjusted Earnings Before Interest and Taxes” with a definition for “Adjusted EBITDA,” which will exclude, among other items, interest, taxes, depreciation, amortization, all impairment charges and loss on extinguishment of debt when calculating the earnings portion of ILFC’s Average Four Quarters Fixed Charge Ratio. Upon satisfaction of the other conditions applicable to the consent solicitations, ILFC and Deutsche Bank Trust Company Americas (the “Trustee”) will enter into (i) a First Supplemental Indenture, effecting the Amendments to Debenture I, and (ii) a Second Supplemental Indenture, effecting the Amendments to Debenture II, each supplementing the Indenture, dated as of December 21, 2005, between ILFC and the Trustee.

Upon execution of the supplemental indentures with the Trustee, ILFC will make cash payments of $20 for each $1,000 liquidation amount of the ECAPS (such liquidation amount corresponding to the aggregate principal amount of the applicable Debenture) for which a consent was validly delivered prior to the Expiration Time in accordance with the terms and conditions of the Consent Solicitation Statement.  Any holder of the ECAPS who delivers a consent after the Expiration Time will not receive any payment for such consent.

J.P. Morgan Securities LLC acted as solicitation agent for the consent solicitation and D.F. King & Co., Inc. acted as the information and tabulation agent.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any ECAPS or any other securities. This announcement is also not a solicitation of consents with respect to the Amendments.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect ILFC’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Except for ILFC’s ongoing obligation to disclose material information as required by federal securities laws, it does not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

About ILFC

International Lease Finance Corporation (ILFC) is a global market leader in the leasing and remarketing of commercial aircraft. With approximately 1,000 owned and managed aircraft and commitments to purchase 336 new high-demand, fuel-efficient aircraft, ILFC is the world’s largest independent aircraft lessor. ILFC has approximately 200 customers in more than 80 countries and provides part-out and engine leasing services through its subsidiary, AeroTurbine. ILFC operates from offices in Los Angeles, Amsterdam, Beijing, Dublin, Miami, Seattle, and Singapore. ILFC is a wholly owned subsidiary of American International Group, Inc. (AIG). www.ilfc.com.

About AIG

American International Group, Inc. (AIG) is a leading international insurance organization serving customers in more than 130 countries. AIG companies serve commercial, institutional, and individual customers through one of the most extensive worldwide property-casualty networks of any insurer. In addition, AIG companies are leading providers of life insurance and retirement services in the United States. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange. Additional information about AIG can be found at www.aig.com.